Exhibit 3.46
THE COMPANIES ACTS 1985 AND 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
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NOVELIS SERVICES LIMITED
Macfarlanes LLP
20 Cursitor Street
London EC4A 1LT
DZB/3563208.1

THE COMPANIES ACTS 1985 AND 2006

PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION
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NOVELIS SERVICES LIMITED
1	Introduction and definitions

1.1	The Regulations contained or incorporated in Table A in the Schedule to The Companies (Tables A to F) Regulations 1985 as in force at the date of adoption of these Articles (called “Table A” in these Articles) shall apply to the Company, save insofar as they are varied or excluded by, or are inconsistent with, the following Articles.

1.2	Table A shall apply as if:

1.2.1	in Regulation 1 the term “clear days” and its accompanying definition was deleted and replaced with the following:

clear days: in relation to a period of a notice means that period excluding the day when the notice is deemed to be received (or, if earlier, received) and the day of the meeting;

1.2.2	the last paragraph of Regulation 1 were deleted and replaced with the following paragraph:

“Save as expressly provided otherwise in these Articles:
(a)	words or expressions contained in Table A and in Articles of Association adopting the same bear the same meaning as in the Act; and

(b)	any reference to any statutory provision (including subordinate legislation) shall be deemed to include a reference to each and every statutory amendment, modification, re-enactment and extension thereof for the time being in force.”
1.2.3	the words “(if any)” were inserted after each use of the words “the secretary” other than where that term and its accompanying definition are set out in Regulation 1.

1.3	In these Articles the following words and expressions shall have the following meanings:
1985 Act: the Companies Act 1985;

2006 Act: the Companies Act 2006;

a Conflict Situation: a situation in which a director has, or can have, a direct or indirect interest that conflicts, or may possibly conflict, with the interests of the Company, including in relation to the exploitation of any property, information or opportunity and regardless of whether the Company could take advantage of the property, information or opportunity itself, but excluding a situation which could not reasonably be regarded as likely to give rise to a conflict of interest;

the Controlling Shareholder: the registered holder for the time being of more than one half in nominal value of the issued ordinary share capital of the Company including (for the avoidance of doubt) any member holding all of the issued ordinary share capital of the Company; and

the Nominee: any person holding shares in the Company as nominee or otherwise on trust for the Controlling Shareholder.
2	Share capital

The share capital of the Company at the date of adoption of these Articles is $1,000,000 divided into 1,000,000 Ordinary Shares of $1 each.
3	Issue of new shares

3.1	No share or beneficial interest in a share shall be issued or allotted to any person other than the Controlling Shareholder or some other person expressly approved by the Controlling Shareholder in writing. Subject to that and to the provisions of section 80 of the 1985 Act, all the unissued shares for the time being in the capital of the Company shall be at the disposal of the directors who may allot, grant options over or otherwise dispose of them to such persons at such times and generally on such terms and conditions as they think proper.

3.2	The directors are authorised, for the purposes of section 80 of the 1985 Act, to allot and issue relevant securities (as defined in section 80(2) of the 1985 Act) up to an aggregate nominal value of $990,000. This authority shall expire on the fifth anniversary of the date of the Company’s incorporation, unless previously revoked, renewed or varied by the Company in general meeting.

3.3	The directors shall be entitled, pursuant to the authority conferred by Article 3.2 or any renewal or variation of such authority, to make at any time prior to its expiry any offer or agreement which would or might require relevant securities to be allotted after such expiry and to allot relevant securities pursuant to any such offer or agreement.

3.4	The provisions of sections 89(1) and 90(1) to (6) of the 1985 Act shall not apply to the Company.

4	Transfer of shares

4.1	Regulation 24 of Table A shall apply as if the first sentence was deleted and replaced with the following:

“Subject to Article 4.3, the directors may, in their absolute discretion, refuse to register the transfer of any share in the capital of the Company, whether fully or partly paid, save that the directors shall be obliged to register any transfer of shares made to or by, or with the express written consent of, the Controlling Shareholder, or made pursuant to Article 4.2.”
4.2	The Controlling Shareholder may at any time by notice given to the Nominee at the registered address of the Nominee shown in the register of members of the Company require the Nominee to transfer all or any shares registered in his name to the Controlling Shareholder or any other person specified in the notice for no consideration. If the Nominee shall fail within 48 hours after service of the notice to transfer the shares in question, the directors may authorise any person to execute on behalf of and as agent for the Nominee any necessary instrument of transfer and shall cause the name of the transferee to be entered in the register as the holder of the shares in question. After the name of the transferee has been entered in the register in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.

4.3	Notwithstanding anything contained in these Articles:

4.3.1	any pre-emption rights conferred on existing members by these Articles or otherwise shall not apply to; and

4.3.2	the directors shall not decline to register, nor suspend registration of, any transfer of shares where such transfer is:
4.3.2.1	in favour of any bank or institution (or any nominee or nominees of such a bank or institution) to whom such shares are being transferred by way of security, or

4.3.2.2	duly executed by any such bank or institution (or any such nominee or nominees) to whom such shares shall (including any further shares in the Company acquired by reason of its holding of such shares) have been transferred as aforesaid, pursuant to the power of sale under such security, or

4.3.2.3	duly executed by a receiver appointed by a bank or institution pursuant to any security document which creates any security interest over such shares, or

4.3.2.4	in favour of any person when delivered by a bank or institution (or any nominees of such a bank or institution) to whom such shares have been mortgaged, and a certificate by any official of such bank or institution (or any nominee or nominees thereof) or any such receiver that the shares are or are to be subject to such a security and that the transfer is executed in accordance with the provisions of this Article shall be conclusive evidence of such facts.

Any lien on shares which the Company has shall not apply in respect of any shares which have been charged by way of security to a bank or financial institution or a subsidiary (or any nominee or nominees thereof) of a bank or financial institution or which are transferred in accordance with the provisions of this Article.
5	General meetings

5.1	No business shall be transacted at any general meeting unless a quorum of members is present at the time when the meeting proceeds to business. One member holding more than one half in nominal value of the issued ordinary share capital of the Company for the time being and present in person or by proxy or representative shall constitute a quorum and shall be deemed for this purpose to constitute a valid meeting but, save in such a case, two members present in person or by proxy or representative shall be a quorum. Regulation 40 of Table A shall not apply.

5.2	Regulation 38 of Table A shall apply as if the word “given” in the final sentence of that Regulation was deleted and replaced with the word “sent”.

6	Proxies

6.1	Regulations 60 and 61 of Table A shall be modified by the addition of the following sentence at the end of each of those Regulations:

“The appointment of a proxy shall be in writing sent to such address (including any number) as may be notified by or on behalf of the Company for that purpose and may be in such form as the directors may approve including requirements as to the use of such discrete identifier or provision of such other information by a member so as to verify the identity of such member and as to the authenticity of any electronic signature thereon.”
6.2	If more than one appointment of a proxy relating to the same share is deposited, delivered or received for the purposes of the same meeting, the appointment last delivered or received shall prevail in conferring authority on the person named therein to attend the meeting and vote. An appointment of proxy in electronic form found by the Company to contain a computer virus shall not be accepted by the Company and shall be invalid.

6.3	The appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the directors may:

6.3.1	in the case of an appointment in hard copy form, be:
6.3.1.1	deposited at the office or at such other place within the United Kingdom as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting not less than 24 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

6.3.1.2	delivered at the meeting or adjourned meeting at which the person named in the instrument proposes to vote at any time before the meeting in question takes place to the Chairman or to the secretary (if any) or to any director; or
6.3.2	in the case of an appointment in electronic form, where an address has been specified by the Company pursuant to section 333 of the 2006 Act for the purpose of receiving communications in that form, be received at that address not less than 24 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; or

6.3.3	in the case of a poll, be delivered in hard copy form at the meeting at which the poll was demanded to the Chairman or to the secretary (if any) or to any director, or at the time and place at which the poll is held to the Chairman or to the secretary (if any) or to any director or scrutineer, and an appointment of proxy which is not deposited, delivered or received in a manner so permitted shall be invalid. Regulation 62 of Table A shall not apply.
6.4	Regulation 63 of Table A shall apply as if the words “contained in an electronic communication” were deleted and replaced with the words “in electronic form”.

7	Appointment of directors

7.1	The Controlling Shareholder shall have the right at any time and from time to time to appoint one or more persons to be a director or directors of the Company. Any such appointment shall be effected by notice in writing to the Company by the Controlling Shareholder and the Controlling Shareholder may in like manner at any time and from time to time remove from office any director (whether or not appointed by him or it pursuant to this Article).

7.2	Regulation 64 of Table A shall apply as if the word “two” was deleted and replaced with the word “one”.

7.3	Regulation 65 of Table A shall be modified by the deletion of the words “approved by resolution of the directors and”.

7.4	Regulations 76 and 77 of Table A shall not apply.

7.5	Regulation 78 of Table A shall be modified by the deletion of the words “and may also determine the rotation in which any additional directors are to retire”.

7.6	Directors’ fees may be paid to such directors and in such amounts as the directors may from time to time determine. Regulation 82 of Table A shall not apply.

7.7	Regulation 84 of Table A shall be modified by the deletion of the third and final sentences.

8	Disqualification of directors

Regulation 81 of Table A shall be modified by the deletion of paragraph (e) and the addition of the following paragraph:

“(e) he is removed from office under the provisions of Article 7.1 of the Company’s Articles of Association”.

9	Proceedings of directors

9.1	All directors shall be entitled to be given notice of board meetings even if absent from the United Kingdom for the time being. The third sentence of Regulation 88 of Table A shall not apply.

9.2	The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number. A sole director shall have authority to exercise all powers and discretions vested in the directors and, in the event of there being a sole director, Regulation 89 of Table A shall apply as if the word “two” was deleted and replaced with the word “one”. Regulation 90 of Table A shall not apply.

9.3	Any director who participates in the proceedings of a meeting by electronic means (which includes, for the avoidance of doubt, by telephone) by which all the other directors present at such meeting (whether in person or by alternate or by electronic means) may hear at all times such director and such director may hear at all times all other directors present at such meeting (whether in person or by alternate or by electronic means) shall be deemed to be present at such meeting and shall be counted when reckoning a quorum.

10	Authorisation of directors’ conflicts of interest

10.1	If a Conflict Situation arises, the directors may authorise it for the purposes of section 175(4)(b) of the 2006 Act by a resolution of the directors made in accordance with that section and these Articles. At the time of the authorisation, or at any time afterwards, the directors may impose any limitations or conditions or grant the authority subject to such terms which (in each case) they consider appropriate and reasonable in all the circumstances. Any authorisation may be revoked or varied at any time in the discretion of the directors.

10.2	Article 10.1 shall have effect on and from 1 October 2008 or such other date that section 175 of the 2006 Act comes into force.

10.3	Regulation 85 of Table A shall be modified by addition at the end of paragraph (b):

“or which is a holding company or a subsidiary of a holding company of the company”.
11	Directors voting and counting in the quorum

11.1	Save as otherwise specified in these Articles or the Act and subject to any limitations, conditions or terms attaching to any authorisation given by the directors for the purposes of section 175(4)(b) of the 2006 Act, a director may vote on, and be counted in the quorum in relation to any resolution relating to a matter in which he has, or can have:

11.1.1	a direct or indirect interest or duty which conflicts, or possibly may conflict, with the interests of the Company; and

11.1.2	a conflict of interest arising in relation to an existing or a proposed transaction or arrangement with the Company.

11.2	Regulations 94 to 98 (inclusive) of Table A shall not apply.

12	Communications

12.1	The company communications provisions (as defined in the 2006 Act) shall also apply to any document or information not otherwise authorised or required to be sent or supplied by or to a company under the Companies Acts (as defined in the 2006 Act) but to be sent or supplied by or to the Company pursuant to these Articles. Notice of a meeting of the directors may also be given by telephone.

12.2	The provisions of section 1168 of the 2006 Act (hard copy and electronic form and related expressions) shall apply to the Company as if the words “and the Articles” were inserted after the words “the Companies Acts” in sections 1168(1) and 1168(7).

12.3	Section 1147 of the 2006 Act shall apply to any document or information to be sent or supplied by the Company to its members under the Companies Acts or pursuant to these Articles as if:

12.3.1	in section 1147(2) the words “or by airmail (whether in hard copy or electronic form) to an address outside the United Kingdom” were inserted after the words “in the United Kingdom”;

12.3.2	in section 1147(3) the words “48 hours after it was sent” were deleted and replaced with the words “when sent, notwithstanding that the Company may be aware of the failure in delivery of such document or information.”;

12.3.3	a new section 1147(4)(A) were inserted as follows:

“Where the document or information is sent or supplied by hand (whether in hard copy or electronic form) to an address in the United Kingdom and the Company is able to show that it was properly addressed and sent at the cost of the Company, it is deemed to have been received by the intended recipient when delivered.”.
12.4	Proof that a document or information sent by electronic means was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the document or information was properly addressed as required by section 1147(3) of the 2006 Act and that the document or information was sent or supplied.

12.5	In the case of members who are joint holders of shares, anything to be agreed or specified by the holder may be agreed or specified by the holder whose name appears first in the register of members. Schedule 5, Part 6, paragraph 16(2) of the 2006 Act shall apply accordingly.

12.6	Regulations 111, 112 and 115 of Table A shall not apply.

13	Indemnities, insurance and funding of defence proceedings

13.1	This Article 13 shall have effect, and any indemnity provided by or pursuant to it shall apply, only to the extent permitted by, and subject to the restrictions of, the Act. It does not allow for or provide (to any extent) an indemnity which is more extensive than is permitted by the Act and any such indemnity is limited accordingly. This Article 13 is also without prejudice to any indemnity to which any person may otherwise be entitled.

13.2	The Company shall indemnify every person who is a director or other officer (other than an auditor) of the Company out of the assets of the Company from and against any loss, liability or expense incurred by him or them in relation to the Company.

13.3	The Company may indemnify any person who is a director of a company that is a trustee of an occupational pension scheme (as defined in section 235(6) of the 2006 Act) out of the assets of the Company from and against any loss, liability or expense incurred by him or them in connection with such company’s activities as trustee of the scheme.

13.4	The directors may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a director, or other officer (other than an auditor) of the Company or of any associated company (as defined in section 256 of the 2006 Act) of the Company or a trustee of any pension fund or employee benefits trust for the benefit of any employee of the Company.

13.5	The directors may, subject to the provisions of the Act, exercise the powers conferred on them by section 205 of the 2006 Act to:

13.5.1	provide funds to meet expenditure incurred or to be incurred in defending proceedings referred to in that section or in connection with an application for relief referred to in that section; or

13.5.2	take any action to enable such expenditure not to be incurred.

13.6	Regulation 118 of Table A shall not apply.

Name and Address of Subscriber

Novelis Europe Holdings Limited
Castle Works
Rogerstone
Newport
NP10 9YD	For and on behalf of
Novelis Europe Holdings Limited

Dated:	June 2008
WITNESS to the above signature:

Witness:	Signature:

Name:

Address:

Occupation:

Name and Address of Subscriber

Novelis Europe Holdings Limited
Castle Works
Rogerstone
Newport
NP10 9YD
For and on behalf of
Novelis Europe Holdings Limited
Dated: 24 June 2008
WITNESS to the above signature:

Witness:	Signature:

	Name:	ANTONIO FRANCHINA

	Address:	9 ELM COURT WOOLASTON GLOS

	Occupation:	TECHNICAL SALES MANAGER